EXHIBIT B

                           [Name of Insurance Company]

                           [Name of Separate Account]

                               [Product Names(s)]

                        Supplement dated October __, 2010

              To the Prospectus dated May 1, 2010 (as supplemented)


         The [Name] Insurance Company (the "Company") has filed an application with the Securities and Exchange Commission ("SEC") requesting an order to allow the Company to remove certain variable investment options ("Existing Funds") and substitute new options ("Replacement Funds") as shown below. The Replacement Funds are portfolios of Met Investors Series Trust or Metropolitan Series Fund, Inc. To the extent that a Replacement Fund is not currently available as an investment option under your contract [policy], such Replacement Fund will be added as an investment option on or before the date of the substitution. Please retain this supplement and keep it with the prospectus.

         [To the extent required by law, approval of the proposed substitution is being obtained from the state insurance regulators in certain jurisdictions.]

         The Company believes that the proposed substitutions are in the best interest of contract [policy] holders. In each case, the Replacement Fund will have at least similar investment objectives and policies as the Existing Fund. The Company will bear all expenses related to the substitutions, and they will have no tax consequences for you. The Company anticipates that, if such order is granted, the proposed substitutions will occur on or about May 1, 2011.

         The proposed substitutions and respective advisers and/or sub-advisers for the above-listed Contracts/Policies are:



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


Existing Fund and Current Adviser (with Current Sub-Adviser as        Replacement Fund and Sub-Adviser
noted)



------------------------------------------------------------          -----------------------------------------------
Delaware VIP Small Cap Value Series                                   Third Avenue Small Cap Value Portfolio
-----------------------------------                                   --------------------------------------
Delaware Management Company                                           Third Avenue Management LLC

                                                             ->
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Fidelity VIP Equity-Income Portfolio                                  Lord Abbett Growth and Income Portfolio
------------------------------------                                  ---------------------------------------
Fidelity Management & Research Company                       ->       Lord Abbett & Co. LLC
(FMR Co., Inc.)
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Fidelity VIP Growth Portfolio                                         T. Rowe Price Large Cap Growth Portfolio
-----------------------------                                         ----------------------------------------
Fidelity Management & Research Company                       ->       T. Rowe Price Associates, Inc.
(FMR Co., Inc.)
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Janus Aspen Global Technology Portfolio                               RCM Technology Portfolio
---------------------------------------                               ------------------------
Janus Capital Management LLC.                                         RCM Capital Management LLC
                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Legg Mason ClearBridge Variable Capital Portfolio                     Davis Venture Value Portfolio
-------------------------------------------------                     -----------------------------
Legg Mason Partners Fund Advisor, LLC                        ->       Davis Selected Advisers, L.P.
(ClearBridge Advisors, LLC)
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Legg Mason Global Currents Variable International All                 MFS Research International Portfolio
------------------------------------------------------                ------------------------------------
Cap Opportunity Portfolio                                    ->       Massachusetts Financial Services Company
-------------------------
Legg Mason Partners Fund Advisor, LLC
(Global Currents Investment Management, LLC)

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Legg Mason Western Asset Variable Diversified Strategic               Western Asset Management Strategic Bond
-------------------------------------------------------               ---------------------------------------
Income Portfolio                                             ->       Opportunities Portfolio
-----------------                                                     ------------------------
Legg Mason Partners Fund Advisor, LLC                                 Western Asset Management Company
(Western Asset Management Company, Western Asset
Management Company, Limited)
------------------------------------------------------------          -----------------------------------------------




------------------------------------------------------------          -----------------------------------------------
Legg Mason Western Asset Variable Strategic Bond Portfolio            Western Asset Management Strategic Bond
----------------------------------------------------------            ---------------------------------------
Legg Mason Partners Fund Advisor, LLC                                 Opportunities Portfolio
                                                                      -----------------------
(Western Asset Management Company, Western Asset             ->       Western Asset Management Company
Management Company, Limited)
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Pioneer Bond VCT Portfolio                                            PIMCO Total Return Portfolio
--------------------------                                            ----------------------------
Pioneer Investment Management Inc.                           ->       Pacific Investment Management Company LLC


------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
Pioneer Fund VCT Portfolio                                            Pioneer Fund Portfolio
--------------------------                                            ----------------------
Pioneer Investment Management Inc.                           ->       Pioneer Investment Management Inc.


------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
Templeton Growth Securities Fund                                      Met/Templeton Growth Portfolio
--------------------------------                                      ------------------------------
Templeton Global Advisors Limited                                     Templeton Global Advisors Limited
                                                             ->


------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
Templeton Growth Fund, Inc.                                           Met/Templeton Growth Portfolio
--------------------------                                            ------------------------------
Templeton Global Advisors Limited                                     Templeton Global Advisors Limited
                                                             ->


------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
Van Eck VIP Global Hard Assets Fund                                   Van Eck Global Natural Resources Portfolio
-----------------------------------                                   ------------------------------------------
Van Eck Associates Corporation                                        Van Eck Associates Corporation
                                                             ->


------------------------------------------------------------          -----------------------------------------------



Please note that:

o No action is required on your part at this time. You will not need to file a new election or take any immediate action if the SEC approves the substitution.

o The elections you have on file for allocating your account value, premium payments and deductions will be redirected to the Replacement Fund unless you change your elections and transfer your funds before the substitution takes place.

o You may transfer amounts in your Contract [Policy] among the variable investment options and the fixed option as usual. The substitution itself will not be treated as a transfer for purposes of the transfer provisions of your Contract [Policy], subject to the Company's restrictions on transfers to prevent or limit "market timing" activities by Contract owners or agents of Contract owners.

o If you make one transfer from one of the above Existing Funds into one or more other subaccounts before the substitution, or from the Replacement Fund after the substitution, any transfer charge that might otherwise be imposed will be waived from the date of this Notice through the date that is 30 days after the substitution.

o On the effective date of the substitution, your account value [cash value] in the variable investment option will be the same as before the substitution. However, the number of units you receive in the Replacement Fund will be different from the number of units in your Existing Fund, due to the difference in unit values.

o        There will be no tax consequences to you.


         In connection with the substitutions, we will send you a prospectus for Met Investors Series Trust and Metropolitan Series Fund, Inc., as well as notice of the actual date of the substitutions and confirmation of transfers.

         Please contact your registered representative if you have any questions.

             THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE
                                   REFERENCE.